Exhibit 1.01

Conflict Minerals Report of Sequans Communications S.A.

in Accordance with Rule 13p-1 under the Securities Exchange Act of 1934

This is the Conflict Minerals Report of Sequans Communications S.A. (“Sequans” or the “Company”) for calendar year 2014 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”). Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions of the terms used in this Report, unless otherwise defined herein.

Sequans Communications S.A. is a leader in fabless semiconductor business and a developer and supplier of integrated circuits supporting WiMax and single-mode LTE chipset solutions and certain system-in-package modules.

Due Diligence (Instructions 1.01(c)(1))

Overview: Conflict minerals are necessary to the functionality or production of semiconductor and module products that Sequans contracts to be manufactured (“In-Scope Products”). For calendar year 2014, Sequans completed due diligence that encompassed:

•	establishing the extent to which gold, columbite-tantalite (coltan), cassiterite or wolframite, including their derivatives tantalum, tin, and tungsten, (“3TG”) are present in some or all of its products.

•	a reasonable country of origin inquiry (“RCOI”) regarding conflict minerals in the In-Scope Products that was reasonably designed to determine whether any of the conflict minerals originated in the Democratic Republic of Congo or an adjoining country (“Covered Country”) or are from recycled or scrap sources; and

•	measures to exercise due diligence on the source and chain of custody of those conflict minerals.

The Company’s due diligence exercise was based on the Organization for Economic Cooperation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.

Central elements of our due diligence exercise included:

•	Maintenance of an internal Sequans team to execute the exercise, including the Procurement Director, Quality Assurance Director, CFO, other members of the Company’s Risk Committee and specialists, as required;

•	The continuing development of a conflict minerals policy and processes designed to assure initial and continuing compliance with Rule 13p-1. Our processes are designed to respond to current, and new, risks in the supply chain;

•	Identification of the In-Scope Products;

•	Identification of suppliers of the In-Scope Products; and

•	Completion of a survey of those suppliers,

Work with Suppliers: Sequans is several levels removed from the actual mining of conflict minerals. The Company does not make purchases of raw ore or unrefined conflict minerals and generally makes no purchases in the Covered Countries.

Sequans adopted the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative’s (“EICC/GeSI”) Conflict Minerals Reporting template (the “Template”) in 2012 and continues using the Template. The Company worked with direct suppliers of materials containing conflict minerals, using the Template as a supply chain survey, to identify the smelters and refiners (“SOR”) that provide those conflict minerals to our suppliers. Initial work and enquiries in respect of calendar year 2014 commenced during the fourth calendar quarter of 2013 and continue to date. Upon determination that all of our products do, or might, contain 3TG, Sequans asked all direct suppliers of materials for such products and related services to complete the Template or provide declarations regarding their use and the sources of 3TG. All suppliers responded. One supplier responded that they were unable to adequately complete a declaration. Sequans is working with that supplier to assist them as may be required. Sequans maintained communications with all suppliers in its efforts to ensure that valid, up-to-date information was used to complete this report and to comply with Sequans’ obligations. If any inconsistencies were identified, Sequans requested clarification from the suppliers concerned. Based on suppliers’ responses, Sequans was able to determine the country of origin of the conflict minerals used in some but not all of the In-Scope Products.

Sequans compared the SOR identified in the supply-chain survey against the list of smelter facilities which have been identified as “conflict free” by programs such as the EICC/GeSI Conflict Free Smelter (CFS) program for conflict minerals, during the reporting period.

Sequans has determined in good faith that for calendar year 2014 its conflict minerals status is uncertain. Sequans makes this determination due to a lack of information from some of its suppliers.

Product Description and Related Matters (Instructions 1.01(c)(2))

Description of In-Scope Products: The In-Scope Products are integrated circuits (semiconductors) supporting WiMax and single-mode LTE chipset solutions and certain system-in-package modules.

Facilities Used to Process Necessary Conflict Minerals in In-Scope Products:

Sequans has identified in its supply chain:

103 facilities for the SOR of Gold.

39 facilities for the SOR of Tantalum.

68 facilities for the SOR of Tin.

32 facilities for the SOR of Tungsten.

This is the list of SOR’s which have been reported to Sequans:-

Metal	Smelter Reference List	Smelter Identification
Gold	Aida Chemical Industries Co. Ltd.	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Minerção	CID000058
Gold	Argor-Heraeus SA	CID000077
Gold	Asahi Pretec Corporation	CID000082
Gold	Asaka Riken Co Ltd	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Gold	Aurubis AG	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Bauer Walser AG	CID000141
Gold	Boliden AB	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	Caridad	CID000180
Gold	Xstrata Canada Corporation	CID000185
Gold	Cendres + Métaux SA	CID000189
Gold	Yunnan Copper Industry Co Ltd	CID000197
Gold	Chimet S.p.A.	CID000233
Gold	Chugai Mining	CID000264
Gold	Colt Refining	CID000288
Gold	Daejin Indus Co. Ltd	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343
Gold	Do Sung Corporation	CID000359
Gold	Doduco	CID000362
Gold	Dowa Metals & Mining.	CID000401
Gold	Eco-System Recycling Co., Ltd.	CID000425
Gold	FSE Novosibirsk Refinery	CID000493

Gold	Gansu Seemine Material Hi-Tech Co Ltd	CID000522
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Gold	Heimerle + Meule GmbH	CID000694
Gold	Heraeus Ltd. Hong Kong	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CID000767
Gold	Hwasung CJ Co. Ltd	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Japan Mint	CID000823
Gold	Jiangxi Copper Company Limited	CID000855
Gold	Johnson Matthey Inc	CID000920
Gold	Johnson Matthey Canada	CID000924
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Gold	JSC Uralelectromed	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Gold	Kazzinc Ltd	CID000957
Gold	Kennecott Utah Copper LLC	CID000969
Gold	Kojima Chemicals Co., Ltd	CID000981
Gold	Korea Metal Co. Ltd	CID000988
Gold	Kyrgyzaltyn JSC	CID001029
Gold	L’ azurde Company For Jewelry	CID001032
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CID001058
Gold	LS-NIKKO Copper Inc.	CID001078
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CID001093
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd	CID001149
Gold	Metalor Technologies (Singapore) Pte. Ltd.	CID001152

Gold	Metalor Technologies SA	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Met-Mex Peñoles, S.A.	CID001161
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	Moscow Special Alloys Processing Plant	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	Nihon Material Co. LTD	CID001259
Gold	Ohio Precious Metals, LLC	CID001322
Gold	Ohura Precious Metal Industry Co., Ltd	CID001325
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	CID001326
Gold	OJSC Kolyma Refinery	CID001328
Gold	PAMP SA	CID001352
Gold	Penglai Penggang Gold Industry Co Ltd	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Gold	PX Précinox SA	CID001498
Gold	Rand Refinery (Pty) Ltd	CID001512
Gold	Royal Canadian Mint	CID001534
Gold	Sabin Metal Corp.	CID001546
Gold	SAMWON METALS Corp.	CID001562
Gold	Schone Edelmetaal	CID001573
Gold	SEMPSA Joyería Platería SA	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CID001622
Gold	So Accurate Group, Inc.	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	Tanaka Denshi Kogyo K.K	CID001875
Gold	The Great Wall Gold and Silver Refinery of China	CID001909

Gold	The Refinery of Shandong Gold Mining Co. Ltd	CID001916
Gold	Tokuriki Honten Co., Ltd	CID001938
Gold	Tongling nonferrous Metals Group Co., Ltd	CID001947
Gold	Torecom	CID001955
Gold	Umicore Brasil Ltda	CID001977
Gold	Umicore SA Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Valcambi SA	CID002003
Gold	Western Australian Mint trading as The Perth Mint	CID002030
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	CID002100
Gold	Yokohama Metal Co Ltd	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Gold	Zijin Mining Group Co. Ltd	CID002243
Gold	Guangdong Jinding Gold Limited	CID002312
Gold	Umicore Precious Metals Thailand	CID002314
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291
Tantalum	Duoluoshan	CID000410
Tantalum	Exotech Inc.	CID000456
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616
Tantalum	Hi-Temp	CID000731
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tantalum	King-Tan Tantalum Industry Ltd	CID000973
Tantalum	LSM Brasil S.A.	CID001076
Tantalum	Metallurgical Products India (Pvt.) Ltd.	CID001163
Tantalum	Mineração Taboca S.A.	CID001175
Tantalum	Mitsui Mining & Smelting	CID001192
Tantalum	Molycorp Silmet A.S.	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277

Tantalum	QuantumClean	CID001508
Tantalum	RFH Tantalum Smeltry Co., Ltd	CID001522
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CID001634
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Taki Chemicals	CID001869
Tantalum	Telex	CID001891
Tantalum	Ulba	CID001969
Tantalum	Zhuzhou Cement Carbide	CID002232
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CID002307
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CID002501
Tantalum	KEMET Blue Metals	CID002539
Tantalum	Plansee SE Liezen	CID002540
Tantalum	H.C. Starck Co., Ltd.	CID002544
Tantalum	H.C. Starck GmbH Goslar	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547
Tantalum	H.C. Starck Inc.	CID002548
Tantalum	H.C. Starck Ltd.	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co.KG	CID002550
Tantalum	Plansee SE Reutte	CID002556
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Global Advanced Metals Aizu	CID002558
Tin	China Rare Metal Materials Company	CID000244
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CID000278
Tin	Alpha	CID000292
Tin	Cooper Santa	CID000295
Tin	CV JusTindo	CID000307

Tin	CV Makmur Jaya	CID000308
Tin	CV Nurjanah	CID000309
Tin	CV Serumpun Sebalai	CID000313
Tin	CV United Smelting	CID000315
Tin	Dowa	CID000402
Tin	EM Vinto	CID000438
Tin	Estanho de Rondônia S.A.	CID000448
Tin	Fenix Metals	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CID000538
Tin	Gejiu Zi-Li	CID000555
Tin	Huichang Jinshunda Tin Co. Ltd	CID000760
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942
Tin	Linwu Xianggui Smelter Co	CID001063
Tin	China Tin Group Co., Ltd.	CID001070
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Metallo Chimique	CID001143
Tin	Mineração Taboca S.A.	CID001173
Tin	Minsur	CID001182
Tin	Mitsubishi Materials Corporation	CID001191
Tin	Novosibirsk Integrated Tin Works	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	OMSA	CID001337
Tin	PT Alam Lestari Kencana	CID001393
Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT Babel Inti Perkasa	CID001402
Tin	PT Babel Surya Alam Lestari	CID001406
Tin	PT Bangka Kudai Tin	CID001409
Tin	PT Bangka Putra Karya	CID001412
Tin	PT Bangka Timah Utama Sejahtera	CID001416
Tin	PT Bangka Tin Industry	CID001419

Tin	PT Belitung Industri Sejahtera	CID001421
Tin	PT BilliTin Makmur Lestari	CID001424
Tin	PT Bukit Timah	CID001428
Tin	PT DS Jaya Abadi	CID001434
Tin	PT Eunindo Usaha Mandiri	CID001438
Tin	PT Fang Di MulTindo	CID001442
Tin	PT HP Metals Indonesia	CID001445
Tin	PT Karimun Mining	CID001448
Tin	PT Koba Tin	CID001449
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Panca Mega Persada	CID001457
Tin	PT Prima Timah Utama	CID001458
Tin	PT REFINED BANGKA TIN	CID001460
Tin	PT Sariwiguna Binasentosa	CID001463
Tin	PT Stanindo Inti Perkasa	CID001468
Tin	PT Sumber Jaya Indah	CID001471
Tin	PT Supra Sukses Trinusa	CID001476
Tin	PT TAMBANG TIMAH (BANKA)	CID001477
Tin	PT Timah	CID001482
Tin	PT Pelat Timah Nusantara Tbk	CID001486
Tin	PT Tinindo Inter Nusa	CID001490
Tin	PT Tommy Utama	CID001493
Tin	PT Yinchendo Mining Industry	CID001494
Tin	Rui Da Hung	CID001539
Tin	Soft Metais, Ltda.	CID001758
Tin	Thailand Smelting & Refining Co., Ltd	CID001898
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Tin	Yunnan Tin Company, Ltd.	CID002180
Tin	PT HANJAYA PERKASA METALS	CID002287
Tin	Magnu’s Minerais Metais e Ligas LTDA	CID002468
Tin	PT ATD Makmur Mandiri Jaya	CID002503

Tin	PT Inti Stania Prima	CID002530
Tungsten	A.L.M.T. Corp.	CID000004
Tungsten	Kennametal Huntsville	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499
Tungsten	Global Tungsten & Powders Corp.	CID000568
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CID000766
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CID000868
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875
Tungsten	Kennametal Fallon	CID000966
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	CID002011
Tungsten	Wolfram Bergbau und Hütten AG	CID002044
Tungsten	Wolfram Company CJSC	CID002047
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513

Tungsten	H.C. Starck GmbH	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co. KG	CID002542
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320

More complete details are being posted to the publicly available Internet site www.sequans.com (follow the http://www.sequans.com/investors/corporate-governance/ link) upon the filing of this Form SD. Note that this information is often updated and is therefore not limited to this reporting period.

Information About Country of Origin of Necessary Conflict Minerals Used in In-Scope Products:

Mines have been identified in the following countries as being sources of 3TG used in In-Scope Products;

Australia,	Bolivia,	Brazil,	Canada,	PR China,	Indonesia,	Japan,
Kazakhstan,	Korea,	Mozambique,	Rwanda,	Russian Federation,		Taiwan,
Thailand,	USA.

In addition, certain suppliers have indicated sources in “Level 1, Level 2 and or Level 3”1 countries, not specifically identifying the countries.

Information About Efforts to Determine Mine or Location of Origin: The description of our due diligence exercise set forth above under the heading “Due Diligence” covers Sequans’ efforts to determine the mine or location of origin with the greatest possible specificity.

1 Classification of countries is based on the Conflict-Free Sourcing Initiative’s Conflict-Free Smelter Program Supply Chain Transparency Smelter Audit Protocol for Tungsten (Annex 1 “Materials Classifications”)

Level 1 countries are defined as “countries with known active tungsten ore production that are not identified as conflict regions of plausible areas of smuggling”.

Level 2 countries are defined as “countries with known or plausible countries for the smuggling, export or transit of tungsten containing minerals out of conflict affected regions (Kenya, Mozambique, South Africa)”

Level 3 countries are defined as “countries outlined in Section 1502 of the Dodd-Frank Act as those affected or bordering conflict affected regions currently defined as the DRC and its nine adjoining countries (Angola, Burundi, Central African Republic, Democratic Republic of the Congo (DRC), Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, Zambia).